EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Workflow Management, Inc.:

We consent to the use of our reports incorporated herein by reference, with respect to the consolidated statements of income, stockholders' equity and cash flows of Workflow Management, Inc. and subsidiaries for the year ended December 31, 1994 and the related financial statement schedule.




KPMG PEAT MARWICK LLP

Norfolk, Virginia
June 23, 1998